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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 16, 2001 in the Form 8-K dated April 19, 2001 of Calpine Corporation.




Calgary, Canada
April 19, 2001                                    Signed Ernst and Young LLP
                                                  Independent Public Accountant